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                                                                  EXHIBIT 11(b)


            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                           March 18, 2005


Van Kampen High Income Trust II
1 Parkview Plaza
P.O. Box 5555
Oakbrook Terrace, Illinois 60181-5555

                  Re:  Registration Statement on Form N-14 for
                       Van Kampen High Income Trust II
                       (the "Registration Statement")
                       (File Nos. 33-53072 and 811-05769)
                       ----------------------------------


     We hereby consent to the reference to our firm under the headings "Legal Matters" and "Material U.S. Federal Income Tax Consequences of the Reorganization" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                               Very truly yours,



                                               /s/ Skadden, Arps, Slate,
                                                   Meagher & Flom LLP